REGISTRATION RIGHTS AGREEMENT



                                   Among



                       FORMAN PETROLEUM CORPORATION


                                    And


          EACH OF THE OTHER PERSONS LISTED ON THE SIGNATURE PAGES
           ATTACHED HERETO OR OTHERWISE PARTY TO THIS AGREEMENT





                             January 14, 2000

                       REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement (this "Agreement") is entered into this 14th day of January, 2000, by and among Forman Petroleum Corporation, a Louisiana corporation (the "Company"), and each of the other Persons listed on the signature pages attached hereto or otherwise party to this Agreement.

                           W I T N E S S E T H:

     WHEREAS,  pursuant  to  that  certain  Second  Amended  Joint  Plan of
Reorganization of the Company and Noteholder Plan Proponents, with Immaterial Modifications, the Company has issued shares of Common Stock (as hereinafter defined) of the Company representing 100% of the issued and outstanding Common Stock and Warrants (as hereinafter defined) to acquire additional shares of Common Stock; and

     WHEREAS,  the  parties  hereto desire to set forth certain  additional
agreements  among  them  relating   to   the   Registrable  Securities  (as
hereinafter defined) owned by the Common Shareholders and Forman.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

     Section 1. DEFINED TERMS. The following capitalized terms when used in this Agreement shall have the following meanings:

     "Agreement" shall have the meaning set forth in the first paragraph of this Agreement.

     "Common Shareholders" shall collectively mean each of the Persons listed on the signature pages attached hereto or otherwise party to this Agreement who as of such date owns outstanding shares of Common Stock.

     "Common Stock" means the common stock, no par value, of the Company.

     "Company" shall have the meaning set forth in the first paragraph of this Agreement.

     "Controlling Holders" means the TCW Funds, unless and until the earlier of such date that (a) the TCW Funds collectively own less than 5% of the Registrable Securities, or (b) solely as a result of any Transfers (as defined in the Stockholders' Agreement) by the TCW Funds, the TCW Funds collectively own less than 10% of the Registrable Securities, and, thereafter, Holders of a majority of the Registrable Securities participating in a registration pursuant to this Agreement.

     "Demand Registration"  means  a  demand  registration  as  defined  in
Section 2(a) hereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Forman" shall mean McLain J. Forman.

     "Holders"   means   the   Common  Shareholders  and  Forman,  and  any
combination of them, and the term "Holder" shall mean any such Person.

     "Inspector" shall have the meaning set forth in Section 2(e)(x) of this Agreement.

     "new rights" shall have the meaning set forth in Section 2(j) of this Agreement.

     "Person"   means  an  individual,  corporation,  partnership,  limited liability company, business trust, joint stock company, unincorporated association, or other entity of whatever nature.

     "Piggyback Registration" means a  piggyback registration as defined in
Section 2(b) hereof.

     "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

     "Public Offering" means any underwritten public offering, initiated by resolution of the board of directors of the Company, of the Common Stock pursuant to an effective registration statement filed under the Securities Act.

     "Recommended Number" shall have the meaning set forth in Section 2(b) of this Agreement.

     "Registrable Securities" means (a) all shares of Common Stock owned beneficially or of record by the Holders, (b) all shares of Common Stock issued or issuable upon exercise of any Warrants, but only to the extent that such shares of Common Stock have actually been issued or will be issued so as to allow simultaneous exercise of the Warrants with the registration rights provided pursuant to this Agreement, and (c) any other securities issued by the Company after the date hereof with respect to such shares of Common Stock by means of exchange, reclassification, dividend, distribution, split up, combination, subdivision, recapitalization, merger, spin-off, reorganization or otherwise; provided, however, that as to any Registrable Securities, such securities shall cease to constitute Registrable Securities for the purposes of this Agreement if and when: (i) a Registration Statement with respect to the sale of such securities shall have been declared effective by the SEC and such securities shall have been sold pursuant thereto; (ii) such securities shall have been sold in compliance with of all applicable resale provisions of Rule 144 under the Securities Act; or (iii) such securities cease to be issued and outstanding for any reason.

     "Registration Statement" means any registration statement filed by the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     "SEC" means the Securities and Exchange Commission, or any successor agency thereto.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Stockholders'  Agreement" shall have the meaning set forth in Section
4(j).

     "TCW Funds" shall mean, collectively, TCW/Crescent Mezzanine Partners, L.P., TCW/Crescent Mezzanine Trust, TCW/Crescent Mezzanine Investment Partners, L.P., TCW Shared Opportunity Fund II, L.P., and TCW Leveraged Income Trust, L.P.

     "Warrants" shall mean the Series A, Series B, Series C and Series D warrants to purchase Common Stock issued by the Company.

     Section 2. REGISTRATION RIGHTS

     (a) DEMAND REGISTRATION. (i) At any time, and from time to time, after the earlier of (A) January 14, 2001 or (B) a Public Offering, the Controlling Holders may make a written request for registration of all or part of their Registrable Securities under the Securities Act (a "Demand Registration"). Within ten days after receipt of any such request (which shall specify the number of shares of Registrable Securities to be registered and the intended method of disposition thereof), the Company shall give written notice of such requested registration to all other Holders of Registrable Securities and shall include in any such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

          (ii) The Controlling Holders shall be entitled to have effected up to four Demand Registrations pursuant to this Section 2(a). A registration will not count as one of the permitted Demand Registrations until it has been declared effective by the SEC and remains effective for the period specified in Section 2(e)(i), and a registration initiated as one of the Demand Registrations will not count as one of the permitted Demand Registrations unless the Controlling Holders are able to register and sell at least 50% of the Registrable Securities requested by them to be included in such registration. The Controlling Holders may, at any time prior to the effective date of the Registration Statement relating to such registration, revoke such request by providing a written notice to the Company revoking such request.

          (iii) If the Controlling Holders so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. The Controlling Holders shall select the managing underwriters and any additional investment bankers and managers to be used in connection with the offering; provided that the lead managing underwriter must be reasonably satisfactory to the Company.

          (iv) Neither the Company nor any of its security holders (other than the Holders) shall be entitled to include any of the Company's securities in a Registration Statement initiated as a Demand Registration under this Section 2(a) without the consent of the Controlling Holders; provided that if the Company or its security holders are allowed to participate, such participation shall be subject to Section 2(c) hereof.

          (v) If any Demand Registration which is proposed by the Company to be effected by the filing of a Registration Statement on Form S-3 (or any successor or similar short-form registration statement) shall be in connection with an underwritten public offering and if the lead managing underwriter shall advise the Company in writing that, in its opinion, the use of another form of Registration Statement is of material importance to the success of such proposed offering, then such registration shall be effected on such other form. The Company agrees to include in any such Registration Statement all information which, in the opinion of the legal counsel chosen by the Controlling Holders pursuant to Section 2(f) hereof, is required to be included.

          (vi) If the Company at any time grants to any other holders of the Company's securities any rights to request the Company to effect the registration under the Securities Act of any shares of Common Stock on terms more favorable to such holders than the terms set forth in this Agreement, the terms of this Agreement shall be deemed amended or supplemented to the extent necessary to provide the Holders of Registrable Securities with more favorable terms.

     (b) PIGGYBACK REGISTRATION. If the Company at any time proposes to file a registration statement under the Securities Act with respect to an offering of securities (i) for the Company's own account (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC for transactions traditionally registered on Form S-4 or S-8) or (ii) for the account of any of its security holders (other than pursuant to a Demand Registration under Section 2(a)), then the Company shall give written notice of such proposed filing to each Holder of Registrable Securities as soon as practicable (but in no event later than the earlier to occur of (i) the tenth day following receipt by the Company of notice of exercise of other Demand Registration rights and (ii) 45 days before the filing date), and such notice shall offer each Holder of Registrable Securities the opportunity to register such number of shares of Registrable Securities as they may request within 30 days after receipt of the Company's notice on the same terms and conditions as the Company's or such other security holder's (a "Piggyback Registration"). The Holders of Registrable Securities shall be permitted to withdraw all or any part of their Registrable Securities from a Piggyback Registration at any time prior to the date the Registration Statement filed pursuant to such Piggyback Registration becomes effective with the SEC. No registration statement effected under this Section 2(b) shall relieve the Company of its obligations to effect a Demand Registration under Section 2(a).

     (c) REDUCTION OF OFFERING. Notwithstanding anything contained herein, if the Demand Registration pursuant to Section 2(a) or Piggyback Registration is an underwritten offering and the lead managing underwriter of such offering reasonably determines that the size of the offering that the Company, the Holders of Registrable Securities and any other Persons whose securities are proposed to be included in such offering is such that the offering or the offering price would be materially and adversely affected, the Company will include in such registration in the following order of priority (i) first, all Registrable Securities requested to be included in such registration by the Common Shareholders pursuant to this
Section 2 (provided that if the number of such Registrable Securities exceeds the number recommended by the lead managing underwriter (the "Recommended Number"), the number of such Registrable Securities included in such registration shall be allocated pro rata among the Common Shareholders participating in such registration on the basis of the relative number of shares of Registrable Securities each such Holder has requested to be included in such registration), and (ii) second, to the extent that the Registrable Securities requested to be included in such registration by the Common Shareholders pursuant to this Section 2 are less than the Recommended Number, the securities proposed to be sold by other Holders of Registrable Securities, allocated pro rata among such other Holders of Registrable Securities on the basis of the number of shares of Registrable Securities each such Holder has requested to be included in such registration, and (iii) third, to the extent that the Registrable Securities requested to be included in such registration by the Common Shareholders and other Holders of Registrable Securities pursuant to this
Section 2 are less than the Recommended Number, the securities proposed to be sold by other Persons, allocated pro rata among such other Persons on the basis of the number of shares of Common Stock each such Person has requested to be included in such registration.

     (d) OTHER DEMAND REGISTRATION. Forman shall be entitled to have effected up to two Demand Registrations, provided that (i) neither such Demand Registration may be commenced until 180 days following an initial Public Offering by the Company, (ii) with respect to the first Demand Registration that may be effected by Forman pursuant to this paragraph, Forman shall be entitled to demand registration of all or part of his Registrable Securities and (iii) with respect to his second Demand Registration, Forman shall only be entitled to demand registration of all or part of his Registrable Securities to the extent such Registrable Securities have been issued or are issuable upon exercise of the Series B, Series C or Series D Warrants.

     (e) FILINGS; INFORMATION. Whenever the Holders of Registrable Securities request that any Registrable Securities be registered pursuant to this Section 2, the Company will use its best efforts to effect the registration of such Registrable Securities and to permit the sale of such Registrable Securities in accordance with the intended method of disposition thereof, as promptly as is practicable, and in connection with any such request:

          (i) the Company will as expeditiously as possible (but, in the case of a Demand Registration pursuant to Section 2(a), in no event later than 30 days after receipt of a request to file a Registration Statement with respect to such Registrable Securities), prepare and file with the SEC a Registration Statement on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof and, subject to
Section 2(a)(v) in the case of a Demand Registration, which is reasonably satisfactory to the Controlling Holders, and use its best efforts to cause such Registration Statement to become and remain effective for a period of not less than 180 days (or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold); provided that if at the time the Company receives a request to file a Registration Statement with respect to Registrable Securities, the Company is engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such Registration Statement (but would not be required if such Registration Statement were not filed) and the board of directors of the Company determines in good faith that such disclosure would be materially detrimental to the Company and its stockholders, the Company shall have a period of not more than 90 days (less the number of days during the previous 12 months that the use of a Prospectus was suspended pursuant to
Section 2(e)(vi) and/or this Section 2(e)(i)) within which to file such Registration Statement measured from the date of the Company's receipt of the request for registration in accordance with Section 2(a) hereof. The filing of a Registration Statement may only be deferred once for any potential transaction or event or related transactions or events that could arise as a result of negotiations or other activities and any Registration Statement whose filing has been deferred as a result shall be filed forthwith if the negotiations or other activities are disclosed or terminated. In order to defer the filing of a Registration Statement pursuant to this Section 2(e)(i),the Company shall promptly, upon determining to seek such deferral, deliver to the Holders of Registrable Securities covered by such Registration Statement a certificate signed by the President or Chief Financial Officer of the Company stating that the Company is deferring such filing pursuant to this Section 2(e)(i).

          (ii) the Company will prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period set forth in Section 2(e)(i) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement.

          (iii) the Company will, prior to filing a Registration Statement or any amendment or supplement thereto, furnish to the Holders of Registrable Securities participating in such registration (and one counsel selected by such Holders) and each applicable managing underwriter, if any, copies thereof for their review and approval within a reasonable period of time, and thereafter furnish to such Holders and each such underwriter, if any, such number of copies of such Registration Statement, amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the Prospectus included in such Registration Statement (including each preliminary Prospectus) as such Holders or each such underwriter may reasonably request in order to facilitate the sale of the Registrable Securities.

          (iv) After the filing of the Registration Statement, the Company will promptly notify the Holders of Registrable Securities participating in such registration of when the Registration Statement has become effective and of any stop order issued or, to the Company's knowledge, threatened to be issued by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it as soon as possible if entered.

          (v) the Company will use its best efforts to qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as the Holders of Registrable Securities participating in such registration reasonably request; PROVIDED that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph 2(d)(v), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

          (vi) the Company will use its best efforts to cause the Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holders thereof to consummate the disposition of the Registrable Securities.

          (vii) the Company will as promptly as is practicable notify the Holders of Registrable Securities participating in such registration, at any time when a Prospectus is required by law to be delivered in connection with sales by an underwriter or dealer, of the occurrence of any event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter filed with the SEC and delivered to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly make available to such Holders and to the underwriters any such supplement or amendment. The Holders agree that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in the preceding sentence, the Holders will forthwith discontinue the offer and sale of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until receipt by the Holders and the underwriters of the copies of such supplemented or amended Prospectus and, if so directed by the Company, the Holders will deliver to the Company all copies, other than permanent file copies, then in the Holders' possession of the most recent Prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective as provided in Section 2(e)(i) by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to the Holders such supplemented or amended Prospectus.

          (viii) the Company will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the sale of such Registrable Securities.

          (ix) the Company will furnish to the Holders of Registrable Securities participating in such registration and to each underwriter a signed counterpart, addressed to such Holders or such underwriter, of an opinion or opinions of counsel to the Company and a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as such Holders or the managing underwriter reasonably requests.

          (x) the Company will make available for inspection by any Holder of Registrable Securities participating in such registration, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Holder or underwriter (individually, an "Inspector"), all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement.

          (xi) the Company will make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the SEC thereunder.

          (xii) if any such Registration Statement refers to any of the Controlling Holders by name or otherwise as the holder of any securities of the Company and if in its sole and exclusive judgment, such Controlling Holder is or might be deemed to be a controlling Person of the Company, such Controlling Holder shall have the right to require (A) the insertion therein of language, in form and substance satisfactory to such Controlling Holder and presented to the Company in writing, to the effect that the holding by such Controlling Holder of such securities is not to be construed as a recommendation by such Controlling Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Controlling Holder shall assist in meeting any future financial requirements of the Company or (B) in the event that such reference to such Controlling Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Controlling Holder.

          (xiii)  the  Company  will   include  in  any  such  Registration
Statement  any  all  information  which  the   Controlling   Holders  shall
reasonably request.

          (xiv) the Company will use its best efforts to cause all such Registrable Securities to be listed on each securities exchange or market on which the Common Stock is then listed.

          (xv) the Company will provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement.

     The Company may require the Holders of Registrable Securities participating in such registration to furnish promptly in writing to the Company such information regarding such Holders, the plan of distribution of the Registrable Securities and other information as the Company may from time to time reasonably request or as may be legally required in connection with such registration.

     If a registration pursuant to Section 2 involves an underwritten offering, the Company agrees, if so required by the lead managing underwriter, not to effect any public sale or distribution of any of its securities (other than pursuant to Form S-4 or S-8) during the seven days prior to and during the 180-day period beginning on, the effective date of such registration, except for such underwritten offering.

     (f) REGISTRATION EXPENSES. In connection with any Demand Registration or any Piggyback Registration, the Company shall pay all expenses incident to the Company's performance of or compliance with this Agreement, including without limitation the following expenses: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) messenger and delivery expenses;
(v) fees and expenses incurred in connection with the listing of the Registrable Securities; (vi) internal expenses; (vii) fees and expenses of counsel and independent certified public accountants for the Company and
(viii) the reasonable fees and expenses of any additional experts retained by the Company in connection with such registration.

     In connection with the preparation and filing of a Registration Statement pursuant to a Demand Registration pursuant to Section 2(a), the Company will also pay the reasonable fees and expenses of a single legal counsel chosen by the Controlling Holders. In connection with each
Piggyback Registration in which the Holders of Registrable Securities participate which is not subject to the preceding sentence, the Company shall arrange for the Holders of Registrable Securities covered by such registration to be represented, jointly with holders of other securities included in such registration and without expense to the Holders of Registrable Securities included in such registration, by counsel acceptable to the Controlling Holders. The Holders of Registrable Securities who participate in any registration pursuant to this Agreement shall pay, on a pro rata basis, any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities.

     (g) PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Person may participate in any underwritten registered offering contemplated hereunder unless such Person (i) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) reasonably required under the terms of such underwriting arrangements and this Agreement; provided that no Holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than the representations and warranties regarding such Holder and such Holder's intended method of distribution.

     (h) HOLDBACK AGREEMENTS. Each Holder of Registrable Securities agrees not to effect any public sale or distribution (including a sale pursuant to Rule 144 or 144A of the Securities Act) of any Registrable Securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven day period prior to and during the 180-day period beginning on, the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which any Holder of Registrable Securities participate, other than the Registrable Securities to be sold pursuant to such Registration Statement, and only if and to the extent required by the lead managing underwriter; and provided that the Holders of the Registrable Securities shall not be so restricted unless comparable agreements are entered into by each executive officer and director of the Company and each holder of at least 2% (on a fully-diluted basis) of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, purchased from the Company at any time after the date hereof. Notwithstanding anything to the contrary contained herein, the Holders of Registrable Securities shall have the right to pledge their Registrable Securities, provided that the pledgee agrees in writing to be bound by the restrictions contained in this Section 2(h).

     (i) OTHER REGISTRATIONS. If the Company has filed a Registration Statement with respect to Registrable Securities pursuant to Section 2, and if such Registration Statement has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible into or exchangeable or exercisable for such securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least six months has elapsed from the effective date of such previous registration statement.

     (j) OTHER REGISTRATION RIGHTS. The Company will not grant any Person any Demand or Piggyback Registration rights with respect to any securities of the Company, except that the Company may grant piggyback registration rights ("new rights") that (i) are not in conflict or inconsistent with, or more favorable than, the rights of the Holders of Registrable Securities set forth in this Agreement, (ii) do not entitle such Person to be included in any Demand Registration, and (iii) provide that the Holders of Registrable Securities under this Agreement have piggyback rights upon the exercise of such new rights and shall be included in such registration statement on a first priority basis as provided in Section 2(c) hereof.

     3.   INDEMNIFICATION

     (a) INDEMNIFICATION BY THE COMPANY. In the event of any registration of any securities of the Company under the Securities Act pursuant to
Section 2 hereof, the Company will, and it hereby does, indemnify and hold harmless, to the full extent permitted by law, each of the Holders of Registrable Securities covered by such Registration Statement, its officers and directors, employees, agents, general partners, limited partners, managers and managing directors thereof, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such Holder or any such underwriter within the meaning of the Securities Act, from and against any and all losses, claims, damages, or liabilities, joint or several, and expenses (including any amounts paid in settlement effected with the Company's consent) to which such Holder, any such director, officer, employee, agent, general partner, limited partner, manager or managing director or any such underwriter or controlling Person may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such securities were registered under the Securities Act or any Prospectus, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation by the Company of any rule or regulation promulgated under the Securities Act or the Exchange Act, or other federal or state law applicable to the Company and relating to any action or inaction required by the Company in connection with such registration, and the Company will reimburse such Holder and each director, officer, employee, agent, general partner, limited partner, manager, managing director or underwriter or controlling Person for any legal or any other expense reasonably incurred by them in connection with investigating or defending such loss, claim, liability, action or proceedings, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any alleged untrue statement or omission or any other securities law violation; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or any Prospectus in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Holder or underwriter specifically stating that it is for use in the preparation thereof; and provided, further, that the Company will not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, under the indemnity agreement in this Section 3(a) with respect to any preliminary prospectus as amended or supplemented as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the fact that such underwriter sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus (including any documents incorporated by reference therein), whichever is most recent, if the Company has previously furnished copies thereof to such underwriter and such final prospectus, as then amended or supplemented, has corrected any such misstatement or omission. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any such director, officer, employee, agent, general partner, limited partner, manger, managing director, underwriter or controlling Person and shall survive the transfer of such securities by such Holder.

     (b) INDEMNIFICATION BY THE HOLDERS. The Company may require, as a condition to including any Registrable Securities in any Registration Statement filed in accordance with Section 2 hereof, that the Company shall have received an undertaking reasonably satisfactory to it from the Holders of such Registrable Securities or any underwriter, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 3) the Company and its controlling Persons and all other prospective sellers and their respective controlling Persons with respect to any statement or alleged statement in or omission or alleged omission from such Registration Statement or any Prospectus, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Holder specially stating that it is for use in the preparation of such Registration Statement or any Prospectus. The parties hereto acknowledge and agree that, unless otherwise expressly agreed to in writing by Holders of Registrable Securities to the contrary, for all purposes of this Agreement the only information furnished or to be furnished to the Company for use in any Registration Statement or Prospectus are statements specifically relating to (i) the beneficial ownership of shares of Common Stock by such Holder and its Affiliates, (ii) the name and address of such holder, and (iii) the method or methods of distribution of such Holders. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the Holders or any of their respective directors, officers and controlling Persons and shall survive the transfer of such securities by such Holder; provided, however, that no such Holder shall be liable under this Section 3 for any amounts exceeding the net proceeds received by the Holder from the sale of Registrable Securities pursuant to such Registration Statement or Prospectus by such Holder and no such Holder shall be liable under this Section 3 with respect to any settlement made without such Holder's consent.

     (c) NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 3, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 3, except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgement a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnified party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof. No indemnifying party will consent to entry of any judgment or enter into any settlement without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld) unless such settlement requires no more than a monetary payment for which the indemnifying party agrees to indemnify the indemnified party and includes a full, unconditional and complete release of the indemnified party from all liability in respect to such claim or litigation. The indemnified party shall be entitled to take control of the defense of any claim as to which, in the reasonable judgment of the indemnifying party's counsel, representation of both the indemnifying party and the indemnified party would be inappropriate under the applicable standards of professional conduct due to actual or potential differing interests between them. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

     (d) CONTRIBUTION. In order to provide for just and equitable contribution in circumstances under which the indemnity contemplated by this Section 3 is for any reason not available or insufficient for any reason to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities or expenses referred to therein, the parties required to indemnify by the terms hereof shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company, any Holder of Registrable Securities and one or more of the underwriters. In determining the amounts which the respective parties shall contribute, there shall be considered the relative benefits received by each party from the offering of the Registrable Securities by taking into account the portion of the proceeds of the offering realized by each, and the relative fault of each party by taking into account the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable consideration appropriate under the circumstances. The Company and each Holder selling securities agree with each other that no seller of Registrable Securities shall be required to contribute any amount in excess of the amount such Holder would have been required to pay to an indemnified party if the indemnity under this Section 3 were available. The Company and each such Holder agree with each other and the underwriters of the Registrable Securities, if requested by such underwriters, that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the underwriters were treated as one entity for such purpose) or for the underwriter's portion of such contribution to exceed the percentage that the underwriters discount bears to the initial public offering price of the Registrable Securities. For purposes of this Section 3(d), each Person, if any, who controls an underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such underwriter, and each director and each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company or a seller of Registrable Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company or a seller of Registrable Securities as the case may be. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     (e) OTHER INDEMNIFICATION RIGHTS. Indemnification similar to that specified in the preceding subsections of this Section 3 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

     (f)  NON-EXCLUSIVITY.   The obligations  of  the  parties  under  this
Section 3 shall be in addition to any liability which any party may otherwise have to any other party.

     4.   MISCELLANEOUS.

     (a) NOTICES. Any notice or other communication required or permitted hereunder shall be in writing or by telex, telephone or facsimile transmission with subsequent written confirmation, and may be personally served or sent by United States mail and shall be deemed to have been given upon receipt by the party notified. For purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 4) shall be as set forth opposite each party's name on the signature page hereof.

     (b)  TERMINATION.  This Agreement will  terminate  upon the earlier of
(i) the date upon which the Company and the Holders of Registrable Securities mutually agree in writing to terminate this Agreement and (ii) the first date on which there ceases to be any Registrable Securities.

     (c) ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES. The Company shall not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration (including effecting a stock split or a combination of shares).

     (d) REMEDIES. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement. The rights and remedies of any party based upon, arising out of or otherwise in respect of any breach of any provision of this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such breach is based may also be the subject matter of any other provision of this Agreement (or of any other Agreement between the parties) as to which there is no breach.

     (e) WAIVERS AND AMENDMENTS. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Company and each of the Holders or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising a right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude a further exercise thereof or the exercise of any other such right, power or privilege.

     (f) SEVERABILITY. If any provision of this Agreement or the applicability of any such provision to a person or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to Persons or circumstances other than those for which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law. To the extent permitted by applicable law each party hereto hereby waives any provision or provisions of law which would otherwise render any provision of this Agreement invalid, illegal or unenforceable in any respect.

     (g) COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts and when so executed shall constitute one Agreement, notwithstanding that all parties are not signatories to the same counterpart.

     (h) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof.

     (i) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto, including but not limited to the heirs and legatees of Forman; provided that the registration rights granted by the Company pursuant to this Agreement may only be transferred to transferees (other than transferees who are heirs or legatees of Forman) who are the Holders of Registrable Securities in an amount greater than 1% of the outstanding Common Stock. Any successor in interest or assignee of any party hereto must expressly agree in writing to assume the obligations of the transferor pursuant to this Agreement.

     (j) ENTIRE AGREEMENT. This Agreement, together with the Stockholders' Agreement (the "Stockholders' Agreement") dated as of January 14, 2000, by and among the Company and the parties thereto, and the Warrant Agreement dated as of January 14, 2000, by and among the Company and the parties thereto constitute the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein or therein. This Agreement, the Stockholders' Agreement and the Warrant Agreement supersede all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

     (k) OTHER REGISTRATION RIGHTS AGREEMENTS. Without the prior written consent of the Holders of Registrable Securities, the Company will neither enter into any new registration rights agreements that conflict with the terms of this Agreement nor permit the exercise of any other registration rights in a manner that conflicts with the terms of the registration rights granted hereunder.

                         *  *  *  *  *  *  *  *  *

     IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.


                         FORMAN PETROLEUM CORPORATION


                         By:  /s/ McLain J. Forman
                              -----------------------------
                              Name: McLain J. Forman
                              Title: CEO


                         HOLDERS:

                         TCW/CRESCENT MEZZANINE PARTNERS, L.P.
                         TCW/CRESCENT MEZZANINE TRUST
                         TCW/CRESCENT MEZZANINE INVESTMENT
                           PARTNERS, L.P.


                         By:  TCW/Crescent Mezzanine, L.L.C.
                              Its General Partner or Managing Director

                         By:   /s/ Nicholas W. Tell, Jr.
                              -----------------------------
                              Name: Nicholas W. Tell, Jr.
                              Title: Managing Director

                         By:   /s/ Darryl L. Schall
                              -----------------------------
                              Name: Darryl L. Schall
                              Title: Senior Vice President


                         TCW SHARED OPPORTUNITY FUND II, L.P.

                         By:  TCW Asset Management Company,
                                   Its Investment Manager


                         By:   /s/ Nicholas W. Tell, Jr.
                              -----------------------------
                              Name: Nicholas W. Tell, Jr.
                              Title: Managing Director

                         By:  /s/ Darryl L. Schall
                              -----------------------------
                              Name: Darryl L. Schall
                              Title: Senior Vice President


                              TCW LEVERAGED INCOME TRUST, L.P.

                         By:  TCW Advisors (Bermuda), Ltd.
                              As General Partner

                         By:   /s/ Nicholas W. Tell, Jr.
                              -----------------------------
                              Name: Nicholas W. Tell, Jr.
                              Title: Managing Director

                         By:  TCW Investment Management Company,
                              As Investment Advisor

                         By:   /s/ Darryl L. Schall
                              -----------------------------
                              Name: Darryl L. Schall
                              Title: Senior Vice President

                         JEFFERIES & COMPANY, INC.


                         By:    /s/ Jerry M. Gluck
                              -----------------------------
                              Name: Jerry M. Gluck
                              Title: Executive Vice President

                         BANKAMERICA INVESTMENT CORP.


                         By:   /s/ P.F. Van Winkle
                              -----------------------------
                              Name: P.F. Van Winkle
                              Title: Attorney-in-Fact

                         KOCH INDUSTRIES, INC.


                         By:    /s/ James R. McBride
                              -----------------------------
                              Name: James R. McBride
                              Title:

                                /s/ McLain J. Forman
                              -----------------------------
                                     McLain J. Forman

                             Type or Print Name of Beneficial Holder



                              By:
                                   -----------------------------
                                   Name:
                                   Its:


                              Address:
                                       -----------------------------
                              --------------------------------------
                              --------------------------------------
                              --------------------------------------